UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2012

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

FY13 Executive Annual Incentive Plans

On April 30, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Symantec Corporation (the “Company”) approved the target payouts under the FY13 Executive Annual Incentive Plans for its executive officers, including the named executive officers identified in the Company’s 2011 Form 10-K/A (the “named executive officers”). Under the terms of these plans, the named executive officers will be eligible to receive performance-based incentive bonuses based on the Company’s achievement of specified performance metrics for the fiscal year ended March 29, 2013. For named executive officers other than Enrique Salem, the Company’s chief executive officer (the “CEO”), the incentive bonus will also be based on the named executive officer’s business unit performance. For our named executive officers, the target payouts under the FY13 Executive Annual Incentive Plans are as follows: for Enrique Salem, 150% of annual base salary at 100% achievement; for William Robbins, 105% of annual base salary at 100% achievement; for James Beer, 100% of annual base salary at 100% achievement; for Janice Chaffin, 95% of annual base salary at 100% achievement; and for Rebecca Ranninger, 70% of annual base salary at 100% achievement. For Mr. Salem, the actual bonus amounts are subject to the following metrics and weighting: (a) achievement of targeted annual revenue of Symantec (50% weighting); and (b) achievement of targeted annual non-GAAP earnings per share (“non-GAAP EPS”) of Symantec (50% weighting). For named executive officers other than the CEO, the actual bonus amounts are subject to the following metrics and weighting: (a) achievement of targeted annual revenue of Symantec (50% weighting); (b) achievement of targeted annual earnings per share of Symantec (20% weighting); and (c) a metric based on the named executive officer’s business unit performance (30% weighting).

For the revenue metric, for every 1% achievement above target the payout increases by 10%; for every 1% achievement under target the payout decreases by 5%; there is a zero payout if the achievement is below 94%; and the payout is capped at 200% of target for achievement at or above 110%. For the non-GAAP EPS metric, for every 1% achievement above or below target the payout increases or decreases by 5%; there is a zero payout if the achievement is below 95%; and the payout is capped at 150% of target for achievement at or above 110%. For the business unit performance metric, the payout ranges from 0% to 150%.

With respect to the revenue and non-GAAP EPS metrics, the calculations will be made assuming that foreign currency is held constant at plan rates. The measurement period for all metrics is the fiscal year ending on March 29, 2013. The maximum award under the FY13 Executive Annual Incentive Plan is 175% of the executive’s target payout.

Adoption of FY13 Long Term Incentive Plan

On April 30, 2012, the Committee approved the target payouts under the FY13 Long Term Incentive Plan for its executive officers. Under the terms of this plan, the named executive officers will be eligible to receive compensation based upon the level of attainment of operating cash flow, the target performance metric, for the Company’s fiscal year ending March 29, 2013 (the “Performance Period”). The long-term incentive will be measured at the end of the Performance Period and paid following the last day of the second fiscal year following the end of the Performance Period (the “Payment Date”). Subject to certain exceptions, a plan participant who terminates his or her employment with the Company before the Payment Date will not be eligible to receive the payment or any prorated portion thereof.

The Company’s operating cash flow achievement for the Performance Period against target operating cash flow for the Performance Period will be used to determine the eligibility for a payment. A 100% payment will be paid to a Participant on the Payment Date if 100% of targeted operating cash flow is attained with respect to the Performance Period (the “Target LTIP Award”). A participant is eligible for 25% of the Target LTIP Award if at least 85% of budgeted Operating Cash Flow is attained with respect to the Performance Period and for up to 200% of the Target LTIP Award if at least 120% of budgeted Operating Cash Flow is attained with respect to the Performance Period. For FY13, the Target LTIP awards for our named executive officers are $2.1 million for Enrique Salem; $425,000 for each of James Beer, William Robbins and Janice Chaffin; and $350,000 for Rebecca Ranninger.

Grants of Performance-based Restricted Stock Units

On April 30. 2012, the Committee approved grants for the named executive officers of performance-based restricted stock units (“PRUs”) to acquire shares of the Company’s common stock. PRUs were granted for the following target number of shares of Symantec common stock at 100% achievement of the non-GAAP EPS and TSR metrics described below: 177,143 shares for Enrique Salem; 45,000 shares for William Robbins; 40,000 shares for James Beer; 30,000 shares for Janice Chaffin; and 27,500 shares for Rebecca Ranninger. The grant date for the PRU awards is May 10, 2012. These awards will be granted under the 2004 Equity Incentive Plan, as amended (the “Plan”). The PRUs are subject to vesting and adjustment based on the achievement of specified performance metrics as set forth below.

Depending on the Company’s achievement of the same non-GAAP EPS goal for the FY13 Executive Annual Incentive Plan for fiscal 2013, 0% to 133% of the target shares will be eligible to be earned at the end of fiscal 2014 and 2015, based on, and subject to further adjustment as a result of, the achievement of the total shareholder return (“TSR”) ranking for the Company as compared to the S&P 500. If any target shares become eligible (the “eligible shares”) to be earned in fiscal 2014 and 2015 as a result of achievement of the non-GAAP EPS goal for fiscal 2013, then 50% to 150% of one-half of the eligible shares may be earned based on the achievement of the TSR goal for the two years ended March 28, 2014 and 50% to 150% of one-half of the eligible shares (plus any eligible shares not earned on March 28, 2014 if less than 100% of the TSR goal is achieved for the two-year period then ended) may be earned based on the achievement of the TSR goal for the three years ended April 3, 2015. Subject to certain exceptions (including acceleration of vesting upon a change in control of the company under the terms of the Amended and Restated Symantec Executive Retention Plan), the award shall vest, if at all, only following the end of the third year of the performance period (i.e., April 3, 2015), and the named executive officer must be employed by the Company at the end of such period in order to vest in the award. With respect to the non-GAAP EPS metric, the calculations will be made assuming that foreign currency is held constant at plan rates.

Amended and Restated Symantec Executive Retention Plan

Effective April 30, 2012, the Committee adopted an Amended and Restated Symantec Executive Retention Plan providing for certain enhanced benefits thereunder. Under the terms of the plan as previously in effect, all equity compensation awards (including, among others, stock options, restricted stock units and PRUs) granted by the Company to the Company’s Section 16(b) officers (including the named executive officers) would become fully vested and, if applicable, exercisable following a change in control of the Company (as defined in the plan) after which the officer’s employment is terminated without cause or constructively terminated by the acquirer within 12 months after the change in control. In addition to the benefit described above, the Amended and Restated Symantec Executive Retention Plan now also will provide for the payment of a cash severance benefit for the named executive officers equal to one times such officer’s base salary and target payout under the Executive Annual Incentive Plan applicable to such named executive officer in the circumstances described above (i.e., following a change in control of the Company after which the officer’s employment is terminated without cause or constructively terminated by the acquirer within 12 months after the change in control.)

Adoption of Symantec Corporation Executive Severance Plan

Effective April 30, 2012, the Committee adopted the Symantec Corporation Executive Severance Plan, to provide certain severance benefits to specified officers of Symantec, including the named executive officers, in the event that such officers are involuntarily terminated from employment with Symantec other than for cause (as defined in the plan). Under the terms of the plan, eligible officers at the level of Senior Vice President or above are entitled to receive a severance payment equal to one year of base salary. Payment of the foregoing benefit is subject to the applicable officer returning a release of claims. The foregoing benefit is in lieu of benefits provided to officers under the Symantec Corporation Severance Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: May 4, 2012	By:	/s/ Gregory King
Gregory King
Vice President, Corporate Legal Services and Assistant Secretary